                                                                    EXHIBIT 10.8
--------------------------------------------------------------------------------

                       AGREEMENT AND PLAN OF CONTRIBUTION

                                  by and among

                           USA FLORAL PRODUCTS, INC.
                           (a Delaware corporation),

                           FT ACQUISITION CORPORATION
                           (a Delaware corporation),

                           FLOWER TRADING CORPORATION
                            (a Florida corporation),

                           FLOWTRAD CORPORATION N.V.
                           (a Delaware corporation),

                                      and

                 THE STOCKHOLDERS OF FLOWTRAD CORPORATION N.V.

                           Dated as of August 4, 1997

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                              Page
                                                                                                                              ----
1.      THE MERGER............................................................................................................ -2-
        1.1    Delivery and Filing of Articles of Merger...................................................................... -2-
        1.2    Merger Effective Date.......................................................................................... -2-
        1.3    Articles of Incorporation, Bylaws and Board of Directors
                of Surviving Corporation...................................................................................... -2-
        1.4    Certain Information with Respect to the Capital Stock
                of the COMPANIES, NEWCO and USFLORAL.......................................................................... -2-

2.      CONVERSION AND EXCHANGE OF STOCK...................................................................................... -3-
        2.1    Manner of Conversion........................................................................................... -3-
        2.2    Calculation of USFLORAL Shares................................................................................. -4-

3.      DELIVERY OF SHARES; ALLOCATION OF CONSIDERATION....................................................................... -4-

4.      POST CLOSING ADJUSTMENT; PLEDGE OF SHARES............................................................................. -4-

5.      CLOSING; MERGER EFFECTIVE DATE........................................................................................ -6-

6.      REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS........................................................................ -7-
        6.1    Due Organization............................................................................................... -7-
        6.2    Authorization.................................................................................................. -7-
        6.3    Capital Stock.................................................................................................. -7-
        6.4    Transactions in Capital Stock.................................................................................. -8-
        6.5    No Bonus Shares................................................................................................ -8-
        6.6    Subsidiaries................................................................................................... -8-
        6.7    Predecessor Status............................................................................................. -8-
        6.8    Spin-off by the COMPANIES...................................................................................... -8-
        6.9    Financial Statements........................................................................................... -8-
        6.10   Liabilities and Obligations.................................................................................... -9-
        6.11   Accounts and Notes Receivable.................................................................................. -9-
        6.12   Permits and Intangibles........................................................................................ -9-
        6.13   Real and Personal Property.....................................................................................-10-
        6.14   Material Contracts and Commitments.............................................................................-10-
        6.15   Title to Real Property.........................................................................................-11-
        6.16   Insurance......................................................................................................-11-
        6.17   Officers, Directors and Employees Compensation.................................................................-11-
        6.18   Employee Plans.................................................................................................-11-
        6.19   Compliance with ERISA..........................................................................................-11-
        6.20   Conformity with Law............................................................................................-13-



        6.21   Taxes..........................................................................................................-14-
        6.22   Completeness; No Violations....................................................................................-14-
        6.23   Government Contracts...........................................................................................-14-
        6.24   Absence of Changes.............................................................................................-14-
        6.25   Deposit Accounts; Powers of Attorney...........................................................................-16-
        6.26   Environmental Matters..........................................................................................-16-
        6.27   Underground Storage Tanks......................................................................................-17-
        6.28   Validity of Obligations........................................................................................-17-
        6.29   Relations with Governments.....................................................................................-17-
        6.30   Disclosure.....................................................................................................-17-
        6.31   Ownership......................................................................................................-17-

7.      REPRESENTATIONS OF USFLORAL AND NEWCO.................................................................................-18-
        7.1    Due Organization...............................................................................................-18-
        7.2    USFLORAL Stock.................................................................................................-18-
        7.3    Authorization..................................................................................................-18-
        7.4    Validity of Obligations........................................................................................-18-
        7.5    No Conflicts...................................................................................................-18-
        7.6    Other Agreements...............................................................................................-19-
        7.7    Reasonable and Adequate Capital................................................................................-19-

8.      COVENANTS PRIOR TO CLOSING............................................................................................-19-
        8.1    Access and Cooperation.........................................................................................-19-
        8.2    Conduct of Business............................................................................................-20-
        8.3    Prohibited Activities..........................................................................................-20-
        8.4    Supplier Approval..............................................................................................-21-
        8.5    UltraFlora Corporation.........................................................................................-21-
        8.6    No Shop........................................................................................................-22-
        8.7    Notification of Certain Matters................................................................................-22-
        8.8    Amendment of Schedules.........................................................................................-22-

9.      CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS...................................................................-23-
        9.1    Representations and Warranties; Performance of
                Obligations...................................................................................................-23-
        9.2    No Litigation..................................................................................................-23-
        9.3    Employment Agreements..........................................................................................-23-
        9.4    Opinion of Counsel.............................................................................................-23-
        9.5    Registration Statement.........................................................................................-24-
        9.6    Market Capitalization..........................................................................................-24-

10.     CONDITIONS PRECEDENT TO OBLIGATIONS OF USFLORAL AND NEWCO.............................................................-24-
        10.1   Representations and Warranties; Performance of Obligations.....................................................-24-


        10.2   No Litigation..................................................................................................-25-
        10.3   Examination of Financial Statements............................................................................-25-
        10.4   No Material Adverse Change.....................................................................................-25-
        10.5   Regulatory Review..............................................................................................-25-
        10.6   STOCKHOLDERS Release...........................................................................................-25-
        10.7   Employment Agreements..........................................................................................-25-
        10.8   Opinion of Counsel.............................................................................................-25-
        10.9   Consents and Approvals.........................................................................................-27-
        10.10  Additional Liabilities and Obligations.........................................................................-27-
        10.11  Additional Contracts...........................................................................................-27-
        10.12  Good Standing Certificates.....................................................................................-27-
        10.13  Registration Statement.........................................................................................-27-
        10.14  Repayment of Indebtedness......................................................................................-27-
        10.15  Pretax Income..................................................................................................-27-

11.     COVENANTS OF USFLORAL.................................................................................................-28-
        11.1   Release From Guarantees........................................................................................-28-
        11.2   USFLORAL Stock Options.........................................................................................-28-
        11.3   Exchange Act Obligations.......................................................................................-28-
        11.4   Certain Transactions...........................................................................................-28-
        11.5   Piggy-Back Registrations.......................................................................................-28-

12.     INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS
        AND WARRANTIES........................................................................................................-29-
        12.1   General Indemnification by STOCKHOLDERS........................................................................-29-
        12.2   Specific Indemnification by STOCKHOLDERS.......................................................................-30-
        12.3   Indemnification by USFLORAL and NEWCO..........................................................................-31-
        12.4   Third-Person Claims............................................................................................-31-
        12.5   Limitations on Indemnification.................................................................................-32-
        12.6   Survival of Representations and Warranties.....................................................................-32-
        12.7   Sole Remedies..................................................................................................-33-

13.     TERMINATION OF AGREEMENT..............................................................................................-33-
        13.1   Termination by the Parties.....................................................................................-33-
        13.2   Liquidated Damages.............................................................................................-33-

14.     NONCOMPETITION........................................................................................................-34-
        14.1   Prohibited Activities..........................................................................................-34-
        14.2   Damages........................................................................................................-35-
        14.3   Reasonable Restraint...........................................................................................-35-
        14.4   Severability; Reformation......................................................................................-35-
        14.5   Independent Covenant...........................................................................................-35-
        14.6   Materiality....................................................................................................-36-

15.     NONDISCLOSURE OF CONFIDENTIAL INFORMATION.............................................................................-36-
        15.1   STOCKHOLDERS...................................................................................................-36-
        15.2   USFLORAL.......................................................................................................-36-
        15.3   Damages........................................................................................................-36-

16.     LOCK-UP AGREEMENTS....................................................................................................-37-

17.     FEDERAL SECURITIES ACT AND CONTRACTUAL
        RESTRICTIONS ON USFLORAL STOCK........................................................................................-37-
        17.1   Compliance with Law............................................................................................-37-
        17.2   Economic Risk; Sophistication..................................................................................-37-

18.     SECURITIES LEGENDS....................................................................................................-38-

19.     GENERAL                                                                                                               -38-
        19.1   Cooperation....................................................................................................-38-
        19.2   Successors and Assigns.........................................................................................-39-
        19.3   Entire Agreement...............................................................................................-39-
        19.4   Counterparts...................................................................................................-39-
        19.5   Brokers and Agents.............................................................................................-39-
        19.6   Expenses.......................................................................................................-39-
        19.7   Notices........................................................................................................-39-
        19.8   Governing Law..................................................................................................-40-
        19.9   Exercise of Rights and Remedies................................................................................-40-
        19.10  Time...........................................................................................................-40-
        19.11  Reformation and Severability...................................................................................-40-
        19.12  Remedies Cumulative............................................................................................-41-
        19.13  Captions.......................................................................................................-41-

ANNEX I
        CERTIFICATE OF MERGER................................................................................................. I-1

ANNEX II
        CALCULATION AND COMPOSITION OF CONSIDERATION..........................................................................II-1

ANNEX III
        EMPLOYMENT AGREEMENT.................................................................................................III-1

                       AGREEMENT AND PLAN OF CONTRIBUTION

  THIS AGREEMENT AND PLAN OF CONTRIBUTION (the "Agreement") is made as of the 4th day of August, 1997, among USA FLORAL PRODUCTS, INC., a Delaware corporation ("USFLORAL"), FT ACQUISITION CORPORATION, a Delaware corporation ("NEWCO"), FLOWER TRADING CORPORATION, a Florida corporation ("FT"), FLOWTRAD CORPORATION N.V., a Delaware corporation ("FLOWTRAD") (FT and FLOWTRAD are hereinafter collectively referred to as the "COMPANIES") and Gustavo Moreno, Seacross Trading, Inc., a corporation organized under the laws of the British Virgin Islands ("Seacross"), and Alvaro McAllister (collectively referred to as the "STOCKHOLDERS"), who directly or indirectly own all the shares of FLOWTRAD.

  WHEREAS, USFLORAL was incorporated on April 2, 1997 (the "Formation") under the laws of the State of Delaware for the purpose of acquiring floral products businesses in different locations; and

  WHEREAS, USFLORAL intends to undertake an initial public offering of its stock (the "IPO") and in connection therewith intends to file a Registration Statement on Form S-1 with the Securities and Exchange Commission within 30 days of the execution and delivery of this Agreement; and

  WHEREAS, NEWCO has been duly organized and is existing under the laws of the State of Delaware solely for the purpose of completing this transaction, and is a wholly owned subsidiary of USFLORAL; and

  WHEREAS, the COMPANIES are corporations organized and existing under the laws of the States of Florida and Delaware; and

 WHEREAS, FLOWTRAD owns all the outstanding common stock of FT; and

  WHEREAS, the respective Boards of Directors of USFLORAL, NEWCO and FLOWTRAD (all of which companies are hereinafter collectively referred to as the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that NEWCO merge with and into FLOWTRAD pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware, such transaction being herein called the "Merger"; and

  WHEREAS, the Formation, the IPO and the Merger are being undertaken pursuant to an integrated transaction intended to qualify under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

  NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

 1.     THE MERGER

  1.1   Delivery and Filing of Articles of Merger.  The Constituent Corporations
        -----------------------------------------
will cause a Certificate of Merger in substantially the form of Annex I attached hereto (the "Certificate of Merger") to be signed and delivered to the Secretary of State of Delaware on or before the Merger Effective Date (as defined in Section 5).

  1.2   Merger Effective Date.  At the Merger Effective Date, NEWCO shall be
        ---------------------
merged with and into FLOWTRAD in accordance with the Certificate of Merger and the separate existence of NEWCO shall cease. FLOWTRAD, as the party surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

  1.3   Articles of Incorporation, Bylaws and Board of Directors of Surviving
        ---------------------------------------------------------------------
Corporation.  At the Merger Effective Date:
-----------

     (i) the Certificate of Incorporation of NEWCO shall become the Certificate of Incorporation of the Surviving Corporation; and, subsequent to the Merger Effective Date, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until changed as provided by law;

     (ii) the Bylaws of NEWCO shall become the Bylaws of the Surviving Corporation; and, subsequent to the Merger Effective Date, such Bylaws shall be the Bylaws of the Surviving Corporation until they shall thereafter be duly amended;

     (iii) the name of the person who shall serve as the sole member of the Board of Directors of the Surviving Corporation shall be Robert Poirier; the Director of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of Delaware and of the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     (iv) the officers of FLOWTRAD immediately prior to the Merger Effective Date shall continue as the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their successor is elected and qualified.

  1.4 Certain Information with Respect to the Capital Stock of the COMPANIES,
      -----------------------------------------------------------------------
NEWCO and USFLORAL.  The respective designations and numbers of outstanding
------------------
shares and voting rights of each class of outstanding capital stock of the COMPANIES, NEWCO and USFLORAL as of the date of this Agreement are as follows:

     (i) the authorized capital stock of FLOWTRAD consists of 150,000 shares of common stock, $1.00 par value (the "FLOWTRAD Stock"), of which 150,000 shares are issued and outstanding;

     (ii) the authorized capital stock of FT consists of 10,000 shares of common stock, $1.00 par value (the "FT Stock"), of which 10,000 shares are issued and outstanding (the FT Stock and FLOWTRAD Stock are hereinafter collectively referred to as the "COMPANIES' Stock");

     (iii) the authorized capital stock of NEWCO consists of 100 shares of common stock, $0.01 par value (the "NEWCO Stock"), of which 100 shares are issued and outstanding; and

     (iv) the authorized capital stock of USFLORAL consists of 100,000,000 shares of common stock, $0.01 par value (the "USFLORAL Stock"), of which 2,400,000 shares are issued and outstanding.

 2.   CONVERSION AND EXCHANGE OF STOCK

  2.1 Manner of Conversion.  The manner of converting the shares of FLOWTRAD
      --------------------
Stock issued and outstanding immediately prior to the Merger Effective Date into cash and shares of USFLORAL Stock shall be as follows:

      As of the Merger Effective Date:

     (i) all of the shares of FLOWTRAD Stock issued and outstanding immediately prior to the Merger Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into that number of shares of USFLORAL Stock and the right to receive cash from USFLORAL as determined pursuant to Section 2.2 below, all to be distributed to STOCKHOLDERS in the percentages set forth on Annex II and at the times specified in Section 5 hereof; and

     (ii) each share of NEWCO Stock issued and outstanding immediately prior to the Effective Time of the Merger Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and non-assessable share of stock of the Surviving Corporation which shall constitute all of the outstanding shares of said Surviving Corporation immediately after the Merger Effective Date.

  All USFLORAL Stock to be received by STOCKHOLDERS as a result of the Merger shall, except for restrictions on resale or transfer described in Section 16 hereof, have the same rights as the outstanding USFLORAL Stock. All voting rights are fully exercisable by STOCKHOLDERS and STOCKHOLDERS are neither deprived nor restricted in exercising those rights. At the Merger Effective Date, USFLORAL shall have no class of capital stock issued and outstanding which shall have any rights or preferences senior to the shares of USFLORAL Stock, including, without limitation, any rights or preferences as to dividends or as to the assets of USFLORAL upon liquidation or dissolution or as to voting rights.

  2.2 Calculation of USFLORAL Shares.  The FLOWTRAD Stock shall be converted, as
      ------------------------------
a result of the Merger, into such number of shares of USFLORAL Stock and the amount of cash set forth on Annex II attached hereto.

 3.   DELIVERY OF SHARES; ALLOCATION OF CONSIDERATION

 3.1  At the Merger Effective Date:

     (i) STOCKHOLDERS, as the holders, directly or indirectly, of all outstanding certificates representing shares of FLOWTRAD Stock, shall, upon surrender of such certificates, be entitled to receive the number of shares of USFLORAL Stock and the amount of cash set forth on Annex II opposite the name of the STOCKHOLDERS; and

     (ii) until the certificates representing the FLOWTRAD Stock have been surrendered by STOCKHOLDERS and replaced by certificates representing the USFLORAL Stock, the certificates for the FLOWTRAD Stock shall, for all corporate purposes be deemed to evidence ownership of the USFLORAL Stock notwithstanding the number of shares of FLOWTRAD Stock such certificates represent.

  3.2 The STOCKHOLDERS shall deliver at the Closing (as defined in Section 5 hereof) the certificates representing their shares of FLOWTRAD Stock, duly endorsed in blank by the STOCKHOLDERS or accompanied by blank stock powers. The STOCKHOLDERS agree to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the FLOWTRAD Stock or with respect to the stock powers accompanying the FLOWTRAD Stock.

4.   POST CLOSING ADJUSTMENT; PLEDGE OF SHARES

  4.1 As soon as practicable, but in any event within 30 days after the Closing, USFLORAL shall engage Price Waterhouse to prepare, in accordance with generally accepted accounting principles ("GAAP"), a Consolidated FLOWTRAD Balance Sheet (the "Closing Date Balance Sheet") as of the close of business on the day prior to the Closing Date. If the aggregate shareholders' equity as shown on the Closing Date Balance Sheet is less than $2,000,000 within 30 business days after delivery of the Closing Date Balance Sheet to USFLORAL and the STOCKHOLDERS, the STOCKHOLDERS shall pay USFLORAL by wire transfer of immediately available funds an amount equal to the shareholders' equity deficiency. Notwithstanding anything in this Article 4 to the contrary, if there is any shareholders' equity deficiency and the STOCKHOLDERS dispute any item contained on the Closing Date Balance Sheet, the STOCKHOLDERS shall notify USFLORAL in writing of each disputed item (collectively, the "Disputed Amounts"), and specify the amount thereof in dispute within 30 business days after the delivery of the Closing Date Balance Sheet. If USFLORAL and STOCKHOLDERS cannot resolve any such dispute which would eliminate or reduce the amount of the shareholders' equity deficiency, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to USFLORAL and STOCKHOLDERS (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practical and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between USFLORAL and STOCKHOLDERS so that the STOCKHOLDERS' aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts unsuccessfully contested by the STOCKHOLDERS (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts so submitted to the Independent Accounting Firm and USFLORAL'S aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts successfully contested by the STOCKHOLDERS (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts as submitted to the Independent Accounting Firm. STOCKHOLDERS shall have the right to examine, upon written demand, in person or by agent or attorney, at any reasonable time or times, all the books and records of accounts of the COMPANIES to determine if there are any Disputed Amounts and in connection with any resolution thereof.

  4.2 (a)      As collateral security for the payment of any indemnification obligations of STOCKHOLDERS pursuant to Sections 12.1 and 12.2 hereof and for the payment of amounts pursuant to Section 4.1 hereof, at the Closing each of the STOCKHOLDERS shall, and by execution hereof does hereby, transfer, pledge and assign to USFLORAL, for the benefit of USFLORAL, a security interest in the following assets:

     (i) the number of shares of USFLORAL Stock set forth beside such STOCKHOLDER'S name in the column entitled "Number of Shares Pledged" (collectively with respect to all STOCKHOLDERS, the "Pledged Securities") on Annex II, the certificates and instruments representing or evidencing such STOCKHOLDER'S Pledged Securities, and all non-cash dividends and other property at any time received or otherwise distributed in respect of or in exchange for any or all of such STOCKHOLDER'S Pledged Securities; and in the event such STOCKHOLDER receives any such non-cash dividends or property with respect to such Pledged Securities, such STOCKHOLDER shall immediately deliver such non-cash dividends or property to USFLORAL to be held hereunder as Pledged Securities;

     (ii) all securities hereafter delivered to such STOCKHOLDER in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, and all non-cash dividends and other property at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and in the event such STOCKHOLDER receives any such property, such STOCKHOLDER shall immediately deliver such property to USFLORAL to be held hereunder as Pledged Securities; and

     (iii) all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

      (b) Each certificate evidencing a STOCKHOLDER'S Pledged Securities issued in his or its name in the Merger, shall, at the Closing, be delivered to USFLORAL, together with a stock power duly signed in blank by him or it, such certificate bearing no restrictive or cautionary legend other than those imprinted by USFLORAL'S transfer agent at USFLORAL'S request.

      (c) The STOCKHOLDERS shall be entitled to exercise any voting powers incident to the Pledged Securities and to receive and retain all cash dividends paid thereon.

      (d) In the event that STOCKHOLDERS fail to timely pay USFLORAL any amount which it is due pursuant to Sections 12.1 or 12.2 hereof, USFLORAL shall have all the rights of a secured party under the Uniform Commercial Code as in effect in Florida with respect to the unpaid amount; provided, however, that prior to exercising such remedies USFLORAL shall give STOCKHOLDERS 10 days' prior notice of the unpaid amount and a description of the determination thereof. During such 10-day period, each STOCKHOLDER shall have the right to object to such unpaid amount. If a STOCKHOLDER does not object by delivering written notice to USFLORAL within such 10-day period, STOCKHOLDERS shall be deemed to have irrevocably agreed to the validity of such unpaid amount. If any STOCKHOLDER does so object, USFLORAL shall review the objections and respond to such STOCKHOLDER. If the parties do not resolve the dispute within 30 days of the date of the STOCKHOLDER'S objection, the parties agree to submit the dispute for binding arbitration with a panel of three arbitrators appointed by the American Arbitration Association under the Commercial Arbitration Rules of such Association then in effect using the Federal Rules of Civil Procedure.

      (e) The Pledged Securities or any remaining Pledged Securities shall be returned to the respective STOCKHOLDER on the one-year anniversary of the Merger Effective Date and all rights of USFLORAL with regard to such Pledged Securities will cease.

5.   CLOSING; MERGER EFFECTIVE DATE

  Within two business days following the date on which the price of the shares of USFLORAL Stock in the IPO described in Section 9.5 shall have been determined, the parties shall take all actions necessary to effect the Merger (including the filing of the Articles of Merger which shall become effective on the Merger Effective Date) and to effect the conversion and delivery of shares referred to in Section 3 hereof (hereinafter referred to as the "Closing"); provided, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares referred to in Section 3 hereof, which actions shall only be taken on the Merger Effective Date as herein provided. The Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 5300 First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida. The date on which the Closing shall occur shall be referred to as the "Closing Date." Concurrently with the closing in respect of the IPO, the Merger shall become effective and all transactions contemplated by this Agreement, including the conversion and delivery of shares and the wire transfer in an amount equal to the cash which the STOCKHOLDERS shall be entitled to receive pursuant to the Merger referred to in Section 3 hereof, shall occur and be deemed to be completed. The date on which the Merger is effected shall be referred to as the "Merger Effective Date." During the period from the Closing Date to the Merger Effective Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such agreement. This Agreement shall in any event terminate if the Merger Effective Date has not occurred within 10 business days of the Closing Date.

6.   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

  As of the date hereof and as of each of the Closing Date and the Merger Effective Date, each of the STOCKHOLDERS, jointly and severally, represents and warrants, as follows (provided, however, that for purposes of the following representations and warranties, it shall be assumed that the shares of UltraFlora Corporation ("UltraFlora") shall have been transferred by FT prior to the date hereof):

  6.1 Due Organization.  The COMPANIES are corporations duly organized, validly
      ----------------
existing and in good standing under the laws of the States of Florida and Delaware, as the case may be, and are duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted except (i) as set forth on Schedule 6.1 or (ii) where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) (a "Material Adverse Effect"), of the COMPANIES taken as a whole. True, complete and correct copies of the Articles and Certificate of Incorporation and Bylaws (certified by the Secretary of the respective COMPANIES) of the COMPANIES have heretofore been delivered to USFLORAL. The stock records and minute books of the COMPANIES, as heretofore made available to USFLORAL, are correct and complete.

  6.2 Authorization.  STOCKHOLDERS and each of  the COMPANIES have full legal
      -------------
right, power and authority to enter into this Agreement and have the full legal right, power and authority to enter into the Merger.

  6.3 Capital Stock.  The authorized capital stock of each of the COMPANIES
      -------------
consists solely of the shares as shown on Schedule 6.3, of which the shares issued and outstanding are shown. Except as set forth on Schedule 6.3, all of the issued and outstanding shares of the capital stock of the COMPANIES is owned, directly or indirectly, by the STOCKHOLDERS free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of COMPANIES' Stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and in the amounts set forth in Annex II and further, such shares were offered, issued, sold and delivered by the COMPANIES in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

  6.4 Transactions in Capital Stock.  Neither of the COMPANIES has ever
      -----------------------------
acquired any treasury stock. No option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANIES to issue any of their authorized but unissued capital stock. In addition, the COMPANIES do not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of their equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

  6.5 No Bonus Shares.  None of the shares of the COMPANIES' Stock was issued
      ---------------
pursuant to awards, grants or bonuses.

  6.6 Subsidiaries.  Except as set forth on Schedule 6.6, the COMPANIES
      ------------
presently own, of record or beneficially, or control, directly or indirectly, no capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity (except FT). The COMPANIES are not, directly or indirectly, participants in any joint venture, partnership or other noncorporate entity.

  6.7 Predecessor Status.  Set forth in Schedule 6.7 is a listing of all names
      ------------------
of all predecessor companies of each of the COMPANIES, including the names of any entities from whom each of the COMPANIES previously acquired significant assets (other than in the ordinary course of business). FLOWTRAD has never been a subsidiary or division of another corporation and neither of the Companies has ever been a part of an acquisition which was later rescinded.

  6.8 Spin-off by the COMPANIES.  The COMPANIES have never effected any sale or
      -------------------------
spin-off of significant assets other than in the ordinary course of business.

  6.9 Financial Statements.  Attached hereto as Schedule 6.9 are copies of the
      --------------------
following financial statements (the "Financial Statements") of each of  the
COMPANIES:   Balance Sheets as of December 31, 1996, 1995 and 1994 and
Comparative Income Statements and Shareholders' Equity for each of the years in the three-year period ended December 31, 1996, and the unaudited Balance Sheets as of March 31, 1997, March 31, 1996 and June 30, 1997 (June 30, 1997 being hereinafter referred to as the "Balance Sheet Date"), and Balance Sheets and Shareholders' Equity for the three-month and six-month periods then ended. Such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted on Schedule 6.9). Except as set forth on Schedule 6.9, such Balance Sheets present fairly in all material respects the financial position of each of the COMPANIES as of the dates indicated thereon, and such Comparative Income Statements present fairly in all material respects the results of their operations for the periods indicated thereon.

  6.10  Liabilities and Obligations.  Attached hereto as Schedule 6.10 is
        ---------------------------
an accurate list, as of the Balance Sheet Date, of all material liabilities of each the COMPANIES, which are reflected in the COMPANIES' Statement of Financial Condition as of June 30, 1997 and any material liabilities incurred thereafter through the date hereof in the ordinary course of business, or material liabilities which are not reflected in their balance sheet or the notes thereof, of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise. For each such liability for which the amount is not fixed or is contested, STOCKHOLDERS shall provide to USFLORAL the following information:

     (i) a summary description of the liability together with the following:

         (a) copies of all relevant documentation relating thereto;

         (b) amounts claimed and any other action or relief sought; and

         (c) names of claimant and all other parties to the claim, suit or proceeding.

     (ii) the name of each court or agency before which such claim, suit or proceeding is pending;

     (iii) the date such claim, suit or proceeding was instituted; and

     (iv) a best estimate by STOCKHOLDERS of the maximum amount, if any, which is likely to become payable with respect to each such liability exclusive of the costs of defense thereof. If no estimate is provided, STOCKHOLDERS' best estimate shall for purposes of this Agreement be deemed to be zero.

  6.11      Accounts and Notes Receivable.  Attached hereto as Schedule 6.11 is
            -----------------------------
an accurate list as of the Balance Sheet Date of the accounts and notes receivable of each of the COMPANIES, including receivables from and advances to employees and STOCKHOLDERS. STOCKHOLDERS have provided USFLORAL with an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. Except as set forth on Schedule 6.11, such accounts and notes are collectible in the amount shown on Schedule 6.11 net of the allowance for doubtful accounts as shown on such balance sheet.

  6.12      Permits and Intangibles.   Attached hereto as Schedule 6.12 is an
            -----------------------
accurate list and summary description, as of the Balance Sheet Date, of all permits, licenses, franchises, certificates, trademarks, trade names, service marks, patents, patent applications and copyrights owned or held by each of the COMPANIES all of which are now valid, in good standing and in full force and effect. Except as set forth on Schedule 6.12, such permits, licenses, franchises, certificates, trademarks, trade names, service marks, patents, patent applications and copyrights owned or held by each of the COMPANIES are adequate for the operation of the COMPANIES business as presently conducted.

  6.13      Real and Personal Property.   Attached hereto as Schedule 6.13 is an
            --------------------------
accurate list, including substantially complete descriptions as of the Balance Sheet Date, of all the real and personal property (which in the case of personal property had an original cost in excess of $50,000 or in the case of leased property requires annual rental payments in excess of $5,000), owned or leased by each of the COMPANIES. The STOCKHOLDERS have provided USFLORAL true and correct copies of leases for equipment and properties on which are situated buildings, warehouses and other structures used in the operation of the business of each of the COMPANIES and including an indication as to which assets were formerly owned by the STOCKHOLDERS or affiliates (which term, as used herein, shall have the meaning ascribed thereto in Rule 144(a)(1) under the Securities Act of 1933, as amended (the "1933 Act")) of the COMPANIES. Except as set forth on Schedule 6.13, substantially all of the trucks, machinery and equipment of the COMPANIES are in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 6.13 have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the COMPANIES and, except as set forth on Schedule 6.13, to the knowledge of the STOCKHOLDERS, no other party to any such lease is in default thereunder and such leases constitute the legal, valid and binding obligations of such other parties. All fixed assets used by the COMPANIES in the operation of their respective businesses are either owned by the COMPANIES or leased under an agreement set forth on Schedule 6.13.

  6.14      Material Contracts and Commitments.  Attached hereto as Schedule
            ----------------------------------
6.14 is an accurate list, as of the Balance Sheet Date, of all material contracts, commitments and similar agreements to which each of the COMPANIES is a party or by which it or any of their properties are bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements). STOCKHOLDERS have heretofore delivered to USFLORAL true copies of such agreements. Except as set forth on Schedule 6.14, each of the COMPANIES has complied with all material commitments and obligations pertaining to it and is not in material default under any such agreement and no notice of default has been received. Except as set forth on Schedule 6.14, the COMPANIES are not a party to any contract, agreement or other instrument or commitment which cannot be terminated by the COMPANIES on 30 days' notice without any liability to the COMPANIES which would have a Material Adverse Effect on the COMPANIES taken as a whole. Except as set forth on Schedule 6.14, the COMPANIES are not bound by or subject to (and none of their assets or properties are bound by or subject to) any arrangement with any labor union. Except as set forth on Schedule 6.14, no employees of the COMPANIES are represented by any labor union or covered by any collective bargaining agreement nor, to the best of STOCKHOLDER'S knowledge, is any organization campaign to establish such representation in progress. There is no pending or, to the best of STOCKHOLDERS' knowledge, threatened labor dispute involving the COMPANIES and any group of their employees nor have the COMPANIES experienced any labor interruptions over the past three years and the COMPANIES consider their relationship with employees to be good.

  6.15      Title to Real Property.  As of the date hereof, the COMPANIES do not
            ----------------------
own any real property.

  6.16      Insurance.  Attached hereto as Schedule 6.16 is an accurate list, as
            ---------
of the Balance Sheet Date, of all insurance policies carried by the COMPANIES and an accurate list of all worker's compensation claims received for the past three policy years. There have been no other insurance claims in excess of $10,000 in the last three years. STOCKHOLDERS have heretofore delivered to USFLORAL complete copies of all such policies. To the best of the STOCKHOLDERS' knowledge, the insurance carried by the COMPANIES with respect to their properties, assets and business is with financially sound insurers. Such insurance policies are currently in full force and effect and shall remain in full force and effect, or comparable policies substituted therefor, through the Merger Effective Date. The insurance of the COMPANIES has never been canceled nor have either of the COMPANIES ever been denied coverage.

  6.17      Officers, Directors and Employees Compensation.  Attached hereto as
            ----------------------------------------------
Schedule 6.17 is an accurate schedule showing all officers, directors and employees of each of the COMPANIES. Each of the COMPANIES has delivered to USFLORAL a true and complete schedule of the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of directors, officers and key employees, as of the Balance Sheet Date. STOCKHOLDERS have heretofore delivered to USFLORAL copies of the payroll lists covering all employees of the COMPANIES as of a recent date. Since the Balance Sheet Date other than as described in Schedule 6.17, and since the date of such payroll list in the case of all other employees, there have been no increases in the compensation payable to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

  6.18      Employee Plans.  Attached hereto as Schedule 6.18 is a list, as of
            --------------
the Balance Sheet Date, of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by the COMPANIES or to which the COMPANIES currently contribute, or have an obligation to contribute in the future (including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), including any trusts related thereto and a classification of employees covered thereby (collectively, the "Plans"). Schedule 6.18 sets forth all of the Plans that have been terminated within the past three years.

  6.19      Compliance with ERISA.  All Plans are in substantial compliance with
            ---------------------
all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents. All Plans that are intended to qualify (the "Qualified Plans") under
Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, have been delivered to USFLORAL. To the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within 120 days after the Closing Date. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or tax returns) have been timely filed or distributed. None of: (i) the STOCKHOLDERS; (ii) any Plan; or
(iii) the COMPANIES has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA, except for transactions for which an individual class exemption exists under Section 4975 of the Code or Section 408 of ERISA. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and the COMPANIES currently has no (and at the Closing Date will not have) direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any such Plan under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty; and neither the COMPANIES nor any member of a "controlled group" (as defined in ERISA Section 4001(a)(14)) currently have (or at the Closing Date will have) any obligation whatsoever to contribute to any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(14), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan. Further:

     (i) there have been no terminations or partial terminations of any Qualified Plan without notice to and approval by the Internal Revenue Service;

     (ii) prior to the Closing Date, no Plan which is subject to the provisions of Title IV of ERISA has been terminated;

     (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan which were required to be reported and were not properly reported;

     (iv) the valuation of assets of any Qualified Plan, as of the Closing Date, shall exceed the actuarial present value of all accrued pension benefits under any such Qualified Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

     (v) with respect to Plans which qualify as "group health plans" under
  Section 4980B of the Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), the COMPANIES have complied (and on the Closing Date will have complied), in all respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and the COMPANIES have (and will incur) no direct or indirect liability and is not (and will not be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the COMPANIES at any time prior to the Closing Date, to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against the COMPANIES with respect to such group health plans;

     (vi) the COMPANIES are a member of a "controlled group" as defined in ERISA
  Section 4001(a)(14) which is described on Schedule 6.19 attached hereto;

     (vii) there is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding, and to the best of STOCKHOLDERS' knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or any governmental or other proceeding, or investigation with respect to any Plan, or with respect to any fiduciary, administrator, or sponsor thereof (in their capacities as such), or any party in interest thereof, except routine claims for benefits;

     (viii) the Financial Statements as of the Balance Sheet Date reflect the approximate total pension, medical and other benefit expense for all Plans, and no material funding changes or irregularities are reflected thereon which would cause such Financial Statements not to be representative of the expense of such Plans as of the Balance Sheet Date; and

     (ix) the COMPANIES have never incurred liability under Section 4062 of ERISA.

  6.20      Conformity with Law.  Except as set forth on Schedule 6.20, neither
            -------------------
of the COMPANIES is in violation of any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction which would have a Material Adverse Effect on the COMPANIES taken as a whole; and except as set forth on Schedule 6.20, there are no claims, actions, suits or proceedings, pending or threatened to the STOCKHOLDERS' knowledge, against or affecting the COMPANIES at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Each of the COMPANIES has conducted and is conducting its business in all material respects in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which would have a Material Adverse Effect on the COMPANIES taken as a whole.

  6.21      Taxes.  Each of the COMPANIES has filed or will file in a timely
            -----
manner all requisite federal, state, local and other tax returns for all tax years ended on or before the Closing Date. To the best of STOCKHOLDERS' knowledge, there are no examinations in progress or claims asserted against the COMPANIES for federal and other taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim, whether pending or threatened, for taxes has been received. The amounts shown as accruals for taxes on the Financial Statements, as of the Balance Sheet Date, are sufficient for the payment of all taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Correct and complete copies of (i) all revenue agent reports which have been delivered to each of the COMPANIES, (ii) extensions of statutory limitations and (iii) the federal and local income tax returns and franchise tax returns of the COMPANIES for the last three fiscal years, or such shorter period of time as any of them shall have existed, have heretofore been delivered by STOCKHOLDERS to USFLORAL. Each of the COMPANIES has a taxable year ended December 31 and has not made an election to retain a fiscal year other than December 31 under Section 444 of the Code. Each of the COMPANIES currently utilizes the accrual method of accounting for income tax purposes and have not changed their method of accounting in the past five years.

  6.22      Completeness; No Violations.  The certified copies of the Articles
            ---------------------------
and Certificate of Incorporation and Bylaws, all as amended to date, of the COMPANIES, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents of each of COMPANIES which are included on schedules attached hereto or have been delivered to USFLORAL in connection with the transactions contemplated hereby are complete and correct; neither of the COMPANIES nor, to the knowledge of the STOCKHOLDERS, any other party thereto, is in material default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, (i) the rights and benefits of either of the COMPANIES thereunder will not be materially and adversely affected by the transactions contemplated hereby; and (ii) the execution of this Agreement and the performance of the obligations hereunder will not result in a material violation or breach or constitute a material default under any of the terms or provisions thereof. Except as set forth on Schedule 6.22, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. Except as set forth on Schedule 6.22, the consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

  6.23      Government Contracts.  The COMPANIES are not now nor have they ever
            --------------------
been a party to any governmental contracts subject to price redetermination or renegotiation.

  6.24      Absence of Changes.  Except as set forth in Schedule 6.24, since the
            ------------------
Balance Sheet Date, except in connection with this Agreement and the transactions contemplated hereby:

     (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of either of the COMPANIES;

     (ii) any damage, destruction or loss (whether or not covered by insurance) which has had a Material Adverse Effect on the COMPANIES taken as a whole;

     (iii) any change in the authorized capital of either of the COMPANIES or in their securities outstanding or any change in their ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

     (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of either of the COMPANIES;

     (v) any work interruptions, labor grievances or claims filed, or any proposed law or regulation or any event or condition of any character, which has had a Material Adverse Effect on the COMPANIES taken as a whole;

     (vi) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of either of the COMPANIES to any person, including, without limitation, the STOCKHOLDERS and their affiliates, other than in the ordinary course of business;

     (vii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to either of the COMPANIES, including without limitation any indebtedness or obligation of any STOCKHOLDERS or any affiliate thereof;

     (viii) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, properties or rights of either of the COMPANIES or requiring consent of any party to the transfer and assignment of any such assets, properties or rights;

     (ix) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any properties, rights or assets of the COMPANIES other than in the ordinary course of business;

     (x) any waiver of any material rights or claims of either of the COMPANIES;

     (xi) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which either of the COMPANIES is a party; or

     (xii) any transaction by either of the COMPANIES outside the ordinary course of their business.

  6.25      Deposit Accounts; Powers of Attorney.  Attached hereto as Schedule
            ------------------------------------
6.25 is an accurate list, as of the date of this Agreement, of:

     (i) the name of each financial institution in which each of the COMPANIES has accounts or safe deposit boxes;

     (ii) the names in which the accounts or boxes are held;

     (iii) the type of account; and

     (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 6.25 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from either of the COMPANIES and a description of the terms of such power.

  6.26      Environmental Matters.  Each of the COMPANIES has materially
            ---------------------
complied with and is in material compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of their properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are defined in any applicable Environmental
Law) except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, would not have a Material Adverse Effect on the COMPANIES taken as a whole. The COMPANIES have obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances and have reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by either of the COMPANIES where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled. There have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the COMPANIES except as permitted by Environmental Laws. STOCKHOLDERS do not know of any on-site location to which either of the COMPANIES has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the COMPANIES, USFLORAL or NEWCO for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. Neither of the COMPANIES has any contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

  6.27      Underground Storage Tanks.  Neither of the COMPANIES has ever owned
            -------------------------
or leased any real estate having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 and/or other applicable federal, state or local laws, rules and regulations and requirements.

  6.28      Validity of Obligations.  The execution and delivery of this
            -----------------------
Agreement by the COMPANIES and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of each of the COMPANIES and Seacross and the stockholders of each of the COMPANIES, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of each of the COMPANIES and Seacross.

  6.29      Relations with Governments.  Neither of the COMPANIES has made,
            --------------------------
offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has either of the COMPANIES otherwise taken any action which would cause either of the COMPANIES to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

  6.30      Disclosure.  Without limiting any exclusion, exception or other
            ----------
limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto and all other documents and information furnished to USFLORAL and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If STOCKHOLDERS become aware of any fact or circumstance which would change a representation or warranty of STOCKHOLDERS in this Agreement or any representation made on behalf of either of the COMPANIES, STOCKHOLDERS shall promptly give notice of such fact or circumstance to USFLORAL. However, such notification shall not relieve either of the COMPANIES or STOCKHOLDERS of their respective obligations under this Agreement, and, at the sole option of USFLORAL, the truth and accuracy of any and all warranties and representations of STOCKHOLDERS, at the date of this Agreement and at the closing, shall be a precondition to the consummation of this transaction.

  6.31      Ownership.   The STOCKHOLDERS own beneficially and of record all of
            ---------
the shares of FLOWTRAD Stock identified on Annex II as being owned by such STOCKHOLDERS. Further, FLOWTRAD owns all of the FT Stock. The conversion of FLOWTRAD Stock into USFLORAL Stock and cash pursuant to the provisions of this Agreement will transfer to USFLORAL valid title in the shares of FLOWTRAD Stock owned by such STOCKHOLDERS, free and clear of all liens, encumbrances and claims of every kind.

 7.   REPRESENTATIONS OF USFLORAL AND NEWCO

  As of the date hereof and as of each of the Closing Date and the Merger Effective Date, USFLORAL and NEWCO, jointly and severally, represent to STOCKHOLDERS as follows:

  7.1 Due Organization.  USFLORAL and NEWCO are corporations duly organized,
      ----------------
validly existing and in good standing under the laws of the State of Delaware, respectively, and are duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted except the states where the failure to be so authorized, qualified or licensed would not have a Material Adverse Effect on their respective businesses. True, complete and correct copies of the Certificates of Incorporation (certified by the Secretary of State of the State of Delaware) and the Bylaws, as amended, of USFLORAL and NEWCO (certified by the Secretary of the respective corporations) have heretofore been delivered by USFLORAL to STOCKHOLDERS.

  7.2 USFLORAL Stock.  The USFLORAL Stock to be delivered to STOCKHOLDERS at the
      --------------
Merger Effective Date, when delivered in accordance with the terms of this Agreement, will constitute valid and legally issued shares of USFLORAL capital stock, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Section 16, will be legally equivalent in all respects to the USFLORAL Stock issued and outstanding as of the date hereof or to be issued in the IPO. The restrictions on resale imposed on the STOCKHOLDERS are no more restrictive than those imposed on the stockholders of the other companies being acquired by USFLORAL prior to the IPO ("Founding Stockholders"). Furthermore, neither the Founding Stockholders nor Robert Poirier or Jonathan Ledecky (i) have registration rights with respect to USFLORAL Stock that are superior to registration rights that the STOCKHOLDERS have, or (ii) will have the right to include any USFLORAL Stock in the IPO.

  7.3 Authorization.  The representatives of USFLORAL and NEWCO executing this
      -------------
Agreement have the corporate authority to enter into and bind USFLORAL and NEWCO by the terms of this Agreement. USFLORAL and NEWCO have full legal right, power and authority to enter into this Agreement and have the full legal right, power and authority to enter into the Merger.

  7.4 Validity of Obligations.  The execution and delivery of this Agreement by
      -----------------------
USFLORAL and NEWCO and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of USFLORAL and by the Board of Directors and the stockholder of NEWCO, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of each of USFLORAL and NEWCO.

  7.5 No Conflicts.  The execution, delivery and performance of this Agreement,
      ------------
the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof will not:

     (i) conflict with, or result in a breach or violation of, the Certificate of Incorporation or Bylaws of either USFLORAL or NEWCO,

     (ii) materially conflict with, or result in a material default (or constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which either USFLORAL or NEWCO is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of USFLORAL'S or NEWCO's properties pursuant to (A) any law or regulation to which USFLORAL or NEWCO, or any of their property is subject, or (B) any judgment, order or decree to which USFLORAL or NEWCO is bound or any of their property is subject;

     (iii) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of USFLORAL or NEWCO; or

     (iv) require any filing or other notice under the Hart-Scott-Rodino Antitrust Improvement Act.

  7.6 Other Agreements.  Prior to the consummation of the Merger, USFLORAL and
      ----------------
NEWCO have no material properties or assets and are not party to any contracts other than this Agreement, the letter of intent between USFLORAL, certain of the STOCKHOLDERS and the COMPANIES, certain employment agreements with officers of USFLORAL and those agreements and letters of intent listed on Schedule 7.6 hereof.

  7.7 Reasonable and Adequate Capital.  On the Merger Effective Date, the
      -------------------------------
Surviving Corporation will have an amount of capital which is reasonable in light of the business purposes of the Surviving Corporation and adequate to enable the Surviving Corporation to achieve its business purposes.

 8.   COVENANTS PRIOR TO CLOSING

  8.1 Access and Cooperation.  Between the date of this Agreement and the
      ----------------------
Closing Date, the COMPANIES will afford to the officers and authorized representatives of USFLORAL access during normal business hours to all of the COMPANIES' sites, properties, books and records and will furnish USFLORAL with such additional financial and operating data and other information as to the business and properties of the COMPANIES as USFLORAL may from time to time reasonably request in writing. The COMPANIES will cooperate with the reasonable requests of USFLORAL, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. USFLORAL will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 15 hereof.

  8.2       Conduct of Business.  Between the Balance Sheet Date and the Merger
            -------------------
Effective Date, STOCKHOLDERS will cause each of the COMPANIES to:

     (i) carry on their business in substantially the same manner as they have heretofore and not introduce any material new method of management, operation or accounting;

     (ii) maintain their properties and facilities, including those held under leases in as good working order and condition as at present, ordinary wear and tear excepted;

     (iii) perform all of their material obligations under agreements relating to or affecting their assets, properties or rights;

     (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

     (v) use their best efforts to maintain and preserve their business organization intact, retain their present employees and maintain their relationships with suppliers, customers and others having business relations with either of the COMPANIES;

     (vi) maintain compliance with all material permits, laws, rules and regulations and any consent orders of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction; and

     (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments without the written consent of USFLORAL.

  8.3 Prohibited Activities.  Between the Balance Sheet Date and the Merger
      ---------------------
Effective Date, neither of the COMPANIES will, without prior written consent of
USFLORAL:

     (i) make any change in their Articles or Certificate of Incorporation or Bylaws;

     (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to their securities of any kind;

     (iii) declare or pay any dividend or make any distribution in respect of their stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of their stock;

     (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of $200,000, except as contemplated by this Agreement;

     (v) increase the compensation payable or to become payable to any officer, director, employee, agent or the STOCKHOLDERS other than ordinary salary increases (and tax payment distribution) implemented on a basis consistent with past practices, or make any bonus or management fee payment to any such person;

     (vi) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, other than those in existence on the date hereof;

     (vii) sell, assign, lease or otherwise transfer or dispose of any property or equipment, except in the normal course of business and except for the disposition of UltraFlora in accordance with Section 8.5 hereof;

     (viii) negotiate for the acquisition of any business or the start-up of any new business;

     (ix) merge or consolidate or agree to merge or consolidate with or into any other corporation;

     (x) waive any material rights or claims;

     (xi) breach or permit a breach, amend or terminate any material agreement or any permit, license or other right; or

     (xii) enter into any other transaction outside the ordinary course of their business or prohibited hereunder except for the disposition of UltraFlora and except as set forth in the agreements to be executed prior to the Closing Date (with the prior consent of USFLORAL) with UltraFlora for the conduct of its business upon the premises of FT including, but not limited to, the sharing of assets, facilities and personnel at no greater than the current allocation of expenses.

  8.4 Supplier Approval.  Prior to the Closing Date, each of the COMPANIES shall
      -----------------
satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable supplier agreements, and shall provide USFLORAL with satisfactory evidence of such approvals.

  8.5 UltraFlora Corporation.  Immediately prior to the Closing, FT agrees to
      ----------------------
sell all of its shares of UltraFlora to Seacross (or its assigns), and Seacross agrees to purchase such shares, for an aggregate purchase price of $2,052,632, payable in the form of a promissory note which shall be due and payable in full immediately after the Closing. Seacross agrees that $2,052,632 of the cash portion of the Consideration received by it in the Merger shall be held in escrow for payment of such note (in the manner as FT and Seacross shall mutually agree). Seacross agrees to reimburse FT the amount, if any, of capital gains tax liability incurred by FT with respect to such sale of

UltraFlora in excess of $478,714. The parties agree that on the two-year anniversary of the Closing Date (i) Multiflora C.I., S.A. ("Multiflora") may increase its charges to FT for administrative, quality control and public relations services in Colombia from $0.50 per box by the percentage increase, if any, of the Consumers Price Index for all Urban Consumers, U.S. City Average, for All Items, as published in the Bureau of Labor Statistics of the Department of Labor (the "CPI"), from the Closing Date; and (ii) FT may increase its charges for services provided to UltraFlora (and its subsidiary) in the United States by the percentage increase, if any, in the CPI from the Closing Date.

  8.6 No Shop.  None of the STOCKHOLDERS, the COMPANIES nor any agent, officer,
      -------
director or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Merger Effective Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

     (i) solicit or initiate the submission of proposals or offers from any person for,

     (ii) participate in any discussions pertaining to, or

     (iii) furnish any information to any person other than USFLORAL or NEWCO relating to,

any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, either of the COMPANIES or a merger, consolidation or business combination of the COMPANIES.

  8.7 Notification of Certain Matters.  Each of the STOCKHOLDERS and each of the
      -------------------------------
COMPANIES shall give prompt notice to USFLORAL of (i) the occurrence or non-occurrence of any event known to such STOCKHOLDERS or such COMPANIES the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Section 6 to be untrue or inaccurate in any material respect at or prior to the Closing Date or Merger Effective Date and (ii) any material failure of any STOCKHOLDERS or either of the COMPANIES to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. USFLORAL shall give prompt notice to each of the STOCKHOLDERS of (i) the occurrence or non-occurrence of any event known to USFLORAL the occurrence of non-occurrence of which would be likely to cause any representation or warranty contained in Section 7 to be untrue or inaccurate in any material respect at or prior to the Closing Date or Merger Effective Date and (ii) any material failure of USFLORAL to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 8.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 8.8, (ii) modify the conditions set forth in Sections 9 and 10 or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  8.8 Amendment of Schedules.  Each party hereto agrees that, with respect to
      ----------------------
the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Merger Effective Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided that no amendment or supplement to a Schedule that constitutes or reflects a Material Adverse Effect to the COMPANIES taken as a whole may be made unless USFLORAL consents to such amendment to supplement; and provided further, however, that USFLORAL may not withhold consent to such amendment or supplement if the same relates to (i) changes in facts or circumstances occurring subsequent to the date hereof, or (ii) facts and circumstances existing as of the date hereof that were not disclosed by the STOCKHOLDERS because he or it did not have knowledge of them (but, with respect to facts and circumstances described in (ii), only to the extent that the omission thereof from the Schedules attached hereto as of the date hereof was not the result of a lack of good faith diligence on the part of the STOCKHOLDERS). No amendment of or supplement to a schedule shall be made later than 48 hours prior to the anticipated effectiveness of the Registration Statement defined in Section 9.5.

 9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS

  The obligations of STOCKHOLDERS hereunder are subject to the satisfaction on or prior to the Closing Date (or such earlier date specified below) of the following conditions:

  9.1 Representations and Warranties; Performance of Obligations.  The
      ----------------------------------------------------------
representations and warranties of USFLORAL and NEWCO contained in Section 7 shall be accurate as of the Closing Date as though such representations and warranties had been made as of such times; all of the terms, covenants and conditions of this Agreement to be complied with and performed by USFLORAL and NEWCO on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Merger Effective Date and signed by the President or any Vice President of USFLORAL shall have been delivered to STOCKHOLDERS.

  9.2 No Litigation.  No action or proceeding before a court or any other
      -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by USFLORAL of the FLOWTRAD Stock and no governmental agency or body shall have taken any other action or made any request of the COMPANIES as a result of which the management of either of the COMPANIES deems it inadvisable to proceed with the transactions hereunder.

  9.3 Employment Agreements.    The COMPANY shall have executed and delivered an
      ---------------------
Employment Agreement with Gustavo Moreno in the form of Annex III attached hereto.

  9.4 Opinion of Counsel.  STOCKHOLDERS shall have received an opinion from
      ------------------
Morgan, Lewis & Bockius LLP, counsel for USFLORAL, dated the Closing Date, in form and substance satisfactory to STOCKHOLDERS, to the effect that:

     (i) USFLORAL and NEWCO have been duly organized and are validly existing in good standing under the laws of the State of Delaware;

     (ii) this Agreement has been duly authorized, executed and delivered by USFLORAL and NEWCO and constitutes a valid and binding agreement of USFLORAL and NEWCO enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (X) as the same may be subject to the effect of general principles of equity and (Y) that no opinion need be expressed as to the enforceability of indemnification provisions included herein; and

     (iii) the shares of USFLORAL Stock to be received by the STOCKHOLDERS on the Merger Effective Date shall be duly authorized, fully paid and nonassessable.

  9.5 Registration Statement.  USFLORAL shall have filed with the Securities and
      ----------------------
Exchange Commission ("SEC") a registration statement on Form S-1 covering the offer and sale of shares of USFLORAL Stock (the "Registration Statement"). The Registration Statement shall have been declared effective by the SEC not later than December 24, 1997 and the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the underwriting agreement, the shares of USFLORAL Stock covered by such Registration Statement. Prior to effectiveness, STOCKHOLDERS shall have the right to review and comment upon the Registration Statement for accuracy with respect to disclosures concerning the COMPANIES and the STOCKHOLDERS.

  9.6 Market Capitalization.  The aggregate post closing market capitalization
      ---------------------
of USFLORAL (determined by multiplying the number of shares of USFLORAL Stock outstanding immediately subsequent to the Merger Effective Date by the initial price to the public in the IPO) shall be not less than $50 million.

10.   CONDITIONS PRECEDENT TO OBLIGATIONS OF USFLORAL AND NEWCO

  The obligations of USFLORAL and NEWCO hereunder are, at their option, subject to the satisfaction, on or prior to the Closing Date (or such earlier date specified below), of the following conditions:

  10.1      Representations and Warranties; Performance of Obligations. The
            ----------------------------------------------------------
representations and warranties of the STOCKHOLDERS contained in Section 6 shall be accurate as of the Closing Date as though such representations and warranties had been made as of such times; all of the terms, covenants and conditions of this Agreement to be complied with and performed by the COMPANIES and each of the STOCKHOLDERS on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Merger Effective Date and signed by the STOCKHOLDERS and the President or any Vice President of each of the COMPANIES and Seacross shall have been delivered to USFLORAL.

  10.2      No Litigation.  No action or proceeding before a court or any other
            -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by USFLORAL of the FLOWTRAD Stock and no governmental agency or body shall have taken any other action or made any request of USFLORAL as a result of which the management of USFLORAL deems it inadvisable to proceed with the transactions hereunder.

  10.3      Examination of Financial Statements.  Prior to the Closing Date,
            -----------------------------------
USFLORAL shall have had sufficient time to review the unaudited balance sheets of each of the COMPANIES as of the month ended immediately prior to the Closing Date and the unaudited statements of income, cash flow and stockholder's equity of each of the COMPANIES for the periods then ended, disclosing no material adverse change in the financial condition of the COMPANIES taken as a whole or the results of their operations from the financial statements originally furnished by the COMPANIES as set forth in Schedule 6.9.

  10.4      No Material Adverse Change.  There shall not have been any Material
            --------------------------
Adverse Effect on the COMPANIES taken as a whole, and neither of the COMPANIES shall have suffered any material loss or damages to any of their properties or assets, whether or not covered by insurance, since the Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of either of the COMPANIES to conduct their business; and USFLORAL shall have received on the Closing Date a certificate signed by STOCKHOLDERS to such effect.

  10.5      Regulatory Review.  USFLORAL, through its authorized
            -----------------
representatives, shall have completed a satisfactory review of the practices and procedures of each of the COMPANIES including, but not limited to, environmental and land use practices, import and export laws, compliance with contracts and federal, state and local laws and regulations governing the operations of each of the COMPANIES; which review reflects compliance in all material respects with all applicable laws governing the COMPANIES, disclosing no material actual or probable violations, compliance problems, required capital expenditures or other substantive environmental, real estate and land use related concerns and which review is otherwise satisfactory in all respects to USFLORAL, in its sole discretion.

  10.6      STOCKHOLDERS Release.  At the Closing Date, the STOCKHOLDERS shall
            --------------------
have delivered to USFLORAL an instrument dated the Merger Effective Date releasing each of the COMPANIES from any and all claims of STOCKHOLDERS against the COMPANIES, exclusive of continuing indemnification rights which STOCKHOLDERS may have for third-party claims against them (other than claims in connection with which STOCKHOLDERS is obligated to indemnify USFLORAL or the Surviving Corporation pursuant to Article 12 hereof).

  10.7      Employment Agreements.  Gustavo Moreno shall have executed and
            ---------------------
delivered an Employment Agreement in the form of Annex III attached hereto.

  10.8      Opinion of Counsel. USFLORAL shall have received an opinion from
            ------------------
Holland & Knight LLP, counsel to the STOCKHOLDERS, dated the Closing Date, in form and substance satisfactory to USFLORAL, to the effect that with respect to each of the COMPANIES:

     (i) the COMPANIES have been duly organized and are validly existing in good standing under the laws of the States of Delaware and Florida;

     (ii) the authorized and outstanding capital stock of the COMPANIES is as represented by the STOCKHOLDERS in this Agreement and each share of such stock has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of the preemptive rights of the STOCKHOLDERS;

     (iii) to the knowledge of such counsel, neither of the COMPANIES has any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of their capital stock;

     (iv) this Agreement has been duly authorized, executed and delivered by each of the COMPANIES and the STOCKHOLDERS and constitutes a valid and binding agreement of each of the COMPANIES and the STOCKHOLDERS enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (X) as the same may be subject to the effect of general principles of equity and
  (Y) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

     (v) except to the extent set forth on Schedules 6.10 and 6.20, to the knowledge of such counsel, there are no claims, actions, suits or proceedings pending, or threatened against or affecting either the COMPANIES, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located;

     (vi) to the knowledge of such counsel, no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of this Agreement by the STOCKHOLDERS or for the transfer to USFLORAL of the FLOWTRAD Stock; and

     (vii) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of either the COMPANIES' Articles or Certificates of Incorporation or the Bylaws of the COMPANIES or of any lease, instrument, license, permit or any other agreement to which either of the COMPANIES is a party or by which the COMPANIES or any STOCKHOLDERS are bound.

Such opinion shall include any other matters incident to the matters set forth herein as agreed to by the parties and their respective counsel.

  10.9      Consents and Approvals.  All necessary consents of and filings with
            ----------------------
any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit USFLORAL'S acquisition of the FLOWTRAD Stock and no governmental agency or body shall have taken any other action or made any request of USFLORAL as a result of which USFLORAL deems it inadvisable to proceed with the transactions hereunder.

  10.10     Additional Liabilities and Obligations.  STOCKHOLDERS shall have
            --------------------------------------
delivered to USFLORAL a schedule (Schedule 10.10), dated the Closing Date, setting forth all material liabilities and obligations of each of the COMPANIES arising since the Balance Sheet Date.

  10.11     Additional Contracts.  STOCKHOLDERS shall have delivered to USFLORAL
            --------------------
a schedule (Schedule 10.11), dated the Closing Date, showing all material contracts and agreements, together with copies thereof, entered into by each of the COMPANIES since the Balance Sheet Date.

  10.12     Good Standing Certificates.  STOCKHOLDERS shall have delivered to
            --------------------------
USFLORAL certificates, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the Secretary of State of Florida and Delaware and, unless waived by USFLORAL, in each state in which the COMPANIES are authorized to do business, showing that each of the COMPANIES is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the COMPANIES for all periods prior to the dates of such certificates have been filed and paid.

  10.13     Registration Statement.  The Registration Statement shall have been
            ----------------------
declared effective by the SEC, and the underwriters named therein shall have agreed to acquire the shares of USFLORAL Stock covered thereby.

  10.14     Repayment of Indebtedness.  Prior to the Closing Date, the
            -------------------------
STOCKHOLDERS shall have repaid the COMPANIES in full all amounts owing by the STOCKHOLDERS.

  10.15     Pretax Income.  FLOWTRAD, on a consolidated basis with FT, shall
            -------------
have had auditable adjusted average yearly pretax income of $1,200,000 for the three fiscal years ending December 31, 1994, 1995 and 1996, and the pretax income of FLOWTRAD, on a consolidated basis with FT, for the year ending December 31, 1997 shall be projected to be at least $1,200,000 based on annualization of the pretax income of FLOWTRAD for the year to date as of the month ended immediately prior to the Closing Date. For purposes of this Section 10.15, the amount of bonuses paid in excess of base salaries shall be added back to pretax net income.

 11.  COVENANTS OF USFLORAL

  11.1      Release From Guarantees.  Not later than 120 days following the
            -----------------------
Merger Effective Date, USFLORAL shall cause the STOCKHOLDERS to be released from any and all guarantees of any indebtedness set forth on Schedule 11.1 that they personally guaranteed for the benefit of the COMPANIES, with all such guarantees on indebtedness being assumed by USFLORAL; provided, that, in the event that the beneficiary of any such guarantee is unwilling to permit the assumption by USFLORAL of the obligations under such guarantee, USFLORAL shall repay the indebtedness to which such guarantee relates together with all interest and prepayment penalties, if any, then due and owing. In the event any of the STOCKHOLDERS are called upon to make any payment under any such guarantee after the Merger Effective Date, USFLORAL will promptly reimburse such STOCKHOLDER the amount of any such payment.

  11.2      USFLORAL Stock Options.  As soon as practicable after the Closing,
            ----------------------
options to purchase such number of shares of USFLORAL Stock as shall have a fair market value on the Closing Date equal to 6.25% of the sum of the Consideration (as such term is defined in Annex II of this Agreement) shall be available for issuance to the key employees of the Surviving Corporation after the Closing, as determined by the Surviving Corporation's President (or other officer or director designated by the Surviving Corporation's President and acceptable to USFLORAL) in accordance with USFLORAL'S policies, and authorized and issued under the terms of USFLORAL'S Amended and Restated 1997 Long-Term Incentive Plan. USFLORAL will cause its Amended and Restated 1997 Long-Term Incentive Plan to be in effect on the Closing Date. The USFLORAL stock options shall be offered to the key employees of such Surviving Corporation on the same terms offered to the key employees of the surviving corporations in the other concurrent mergers of USFLORAL.

  11.3      Exchange Act Obligations.  For at least two years subsequent to the
            ------------------------
Merger Effective Date, USFLORAL agrees to timely file all documents required to be filed with the Securities and Exchange Commission pursuant to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  11.4      Certain Transactions.  USFLORAL will cause its existing stockholders
            --------------------
to participate, within the standards established by Rev. Pro. 77-37, in the transactions contemplated by this Agreement to the extent necessary to cause the group consisting of (i) those existing stockholders who purchase USFLORAL Stock from USFLORAL at the time of the IPO, (ii) other persons acquiring stock in the IPO and (iii) the persons acquiring stock as a result of the Merger and other concurrent mergers to possess at least 80% of the outstanding stock of USFLORAL.

  11.5      Piggy-Back Registrations.  If at any time after the expiration of
            ------------------------
the restrictions contained in Section 16 USFLORAL shall determine to register shares of USFLORAL Stock for its own account or the account of others under the 1933 Act (other than on Form S-8 or Form S-4 or their then equivalents relating to shares of USFLORAL Stock to be issued solely in connection with any acquisition of any entity or business or shares of USFLORAL Stock issuable in connection with stock option or other employee benefit plans, and other than any "shelf" registration statement relating to securities to be issued by USFLORAL), then it shall send to each holder of shares of USFLORAL Stock issued in the Merger ("Registrable Shares") (all such security holders being referred to as "Holders") written notice of such determination. If, within 15 days after receipt of such notice, such Holder shall so request in writing, then USFLORAL shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such Holder's requests to be registered, except that if, in connection with any offering involving an underwriting of USFLORAL Stock to be issued by USFLORAL, the managing underwriter shall impose a limitation on the number of shares of such USFLORAL Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then USFLORAL shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which such Holder has requested inclusion hereunder; provided, however, that
                                                     --------  -------
USFLORAL shall not so exclude any Registrable Shares unless it has first excluded all securities to be offered and sold by directors, officers or other employees of USFLORAL or by shareholders who do not have contractual, incidental rights to include such securities. Except as provided in the previous sentence of this Section 11.5, any exclusion of Registrable Shares shall be made pro rata
                                                                        --- ----
among the Holders of Registrable Shares seeking to include such shares, in proportion to the number of such shares sought to be included by such Holders. The obligations of USFLORAL under this Section 11.5 may be waived at any time upon the written consent of Holders of a majority-in-interest of the Registrable Shares and shall expire as to each Holder immediately upon all of such Holder's Registrable Shares being capable of sale within a three-month period in accordance with the volume and manner-of-sale limitations of Rule 144 under the 1933 Act.

 12.  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

  12.1      General Indemnification by STOCKHOLDERS.  Subject to the limitations
            ---------------------------------------
contained in Section 12.5 hereof, each of the STOCKHOLDERS, jointly and severally, covenants and agrees that they will indemnify, defend, protect and hold harmless USFLORAL, NEWCO and the Surviving Corporation and their respective officers, stockholders, directors, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 12.6) from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by USFLORAL, NEWCO or the Surviving Corporation as a result of or arising from (i) any breach of the representations and warranties made by STOCKHOLDERS set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any nonfulfillment of any agreement on the part of STOCKHOLDERS or the COMPANIES under this Agreement prior to the Merger Effective Date or (iii) any liability under the 1933 Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the COMPANIES or STOCKHOLDERS, and provided to USFLORAL or its counsel by the COMPANIES or STOCKHOLDERS, contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the COMPANIES or STOCKHOLDERS required to be stated therein or necessary to make the statements therein not misleading, and not provided to USFLORAL or its counsel by the COMPANIES or STOCKHOLDERS, provided, however, that such indemnity shall not inure to the benefit of USFLORAL, NEWCO or the Surviving Corporation to the extent that (i) such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and STOCKHOLDERS provided, in writing, corrected information to USFLORAL for inclusion in the final prospectus, and such information was not so included or (ii) such untrue statement (or alleged untrue statement) or omission (or alleged omission) was corrected in writing by the STOCKHOLDERS prior to the effectiveness of the Registration Statement and such correction was not made in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto.

  12.2      Specific Indemnification by STOCKHOLDERS.  Subject to the
            ----------------------------------------
limitations contained in Section 12.5 hereof, notwithstanding any disclosure made in this Agreement or in the Schedules or Exhibits, and notwithstanding any investigation by USFLORAL or NEWCO, each of the STOCKHOLDERS, jointly and severally, covenants and agrees that they will indemnify, defend, protect and hold harmless USFLORAL, NEWCO and the Surviving Corporation and their respective officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by USFLORAL, NEWCO or the Surviving Corporation as a result of or incident to: (a) the existence of liabilities of either of the COMPANIES in excess of the liabilities set forth on Schedule 6.10, but only to the extent of such excess (the duties referred to in 12.2(c) shall not be deemed liabilities subject to this clause 12.2(a)), with the parties acknowledging and agreeing (i) that the existence of liabilities (such as accounts payable) of the COMPANIES on the Merger Effective Date that are different (but not in the aggregate greater) than the liabilities of the COMPANIES set forth on Schedule 6.10 on the date hereof shall not give rise to any obligations of the STOCKHOLDERS under the provisions of this Section 12 and (ii) the existence of liabilities that arise in the ordinary course of business of the COMPANIES that do not arise as a result of a breach by the STOCKHOLDERS of any of his or its obligations set forth in Sections 8.2 or 8.3 hereof shall not give rise to any obligations of the STOCKHOLDERS under the provisions of this Section 12; (b) all liability resulting from the litigation matters listed on Schedule 6.20; and (c) amounts due and payable for anti-dumping duties for periods prior to March 1,1997 (if the aggregate amount of all prior periods is finally determined prior to the third anniversary of the Merger Effective Date) in amounts in excess of (i) the amount, if any, by which the aggregate shareholders' equity of FLOWTRAD (on a consolidated basis with FT as determined in accordance with GAAP) as of the Merger Effective Date exceeds $2,000,000, (ii) the amount accrued on the balance sheet of FT as an accounts payable for anti-dumping duties as of the Merger Effective Date and (iii) any refunds of anti-dumping duties received from the U.S. Customs Service.

  12.3      Indemnification by USFLORAL and NEWCO.  Subject to the limitations
            -------------------------------------
contained in Section 12.5 hereof, USFLORAL and NEWCO, jointly and severally, covenant and agree that they will indemnify, defend, protect and hold harmless STOCKHOLDERS and their respective heirs, executors, personal representatives and assigns at all times from and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by STOCKHOLDERS and their respective heirs, executors, personal representatives and assigns as a result of or arising from (i) any breach of the representations and warranties made by USFLORAL and NEWCO set forth herein or on the schedules or certificates attached hereto, (ii) any nonfulfillment of any agreement on the part of USFLORAL or NEWCO under this Agreement, (iii) any liabilities which STOCKHOLDERS may incur due to USFLORAL'S failure to be responsible for the liabilities and obligations of the Surviving Corporation (except to the extent that USFLORAL has claims against STOCKHOLDERS by reason of such liabilities); or
(iv) any liability under the 1933 Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact (other than those referred to in clause (iii) of Section 12.1) contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact (other than those referred to in clause (iii) of Section 12.1) required to be stated therein or necessary to make the statements therein not misleading.

  12.4      Third-Person Claims.  Promptly after any party hereto (hereinafter
            -------------------
the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement (a "Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 12.1, 12.2, or 12.3 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently.
If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel); provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. After the Indemnifying Party has notified the

Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses and except as provided in the immediately preceding sentence. If the Indemnifying Party desires to accept a final and complete settlement of any such Third-Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section 12 with respect to such Third-Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third-Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Any final and complete settlement of a Third-Person claim accepted by the Indemnifying Party shall include a release of the Indemnified Party from all Third-Person claims and actions or proceedings by the Third Person.

  12.5      Limitations on Indemnification.  No Indemnified Party shall assert
            ------------------------------
any claim (other than a Third-Person claim) for indemnification hereunder until such time as the aggregate of all claims which such Indemnified Party may have against an Indemnifying Party shall exceed the amount equal to 2% of the market value of the Consideration described on Annex II hereto (USFLORAL Stock being valued for this purpose at the Price to Public of such shares in the IPO), at which time an Indemnified Party shall be entitled to seek indemnification for all claims not previously asserted pursuant to this Section. For purposes of the preceding sentence, USFLORAL, NEWCO and the Surviving Corporation shall be considered to be a single Indemnifying and Indemnified Party and STOCKHOLDERS shall be considered to be a single Indemnifying and Indemnified Party. Notwithstanding any other term of this Agreement, in no event shall the STOCKHOLDERS be liable under this Section 12 for an amount which exceeds the aggregate value (determined at the Merger Effective Date) of the consideration received by the STOCKHOLDERS under this Agreement.

  12.6      Survival of Representations and Warranties.  The parties agree that
            ------------------------------------------
representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive for a period of 12 months from the Merger Effective Date (which date is hereinafter called the "Expiration Date"), except that (i) the representations and warranties contained in Section 6.21 hereof shall survive until such time as the limitations period has run for all tax periods ended prior to the Merger Effective Date, which shall be deemed to be the Expiration Date for purposes of this clause (i); (ii) the representations and warranties contained in Sections
6.26 and 6.27 hereof shall survive for a period of three years from the Merger Effective Date, which shall be deemed the Expiration Date for purposes of this clause (ii); (iii) solely for the purposes of Section 12.1(iii) hereof, and solely to the extent that USFLORAL actually incurs liability under the 1933 Act, the Exchange Act or any other federal or state securities laws, the representations and warranties set forth herein shall survive for a period of three years from the Merger Effective Date, which shall be deemed to be the Expiration Date for purposes of this clause (iii); (iv) the representations and warranties which serve as a basis for the indemnity obligations of STOCKHOLDERS under Sections 12.2(a) and (b) shall survive the Merger Effective Date, without limitation; (v) the indemnity obligations of the STOCKHOLDERS under Section 12.2(c) shall survive for a period of three years from the Merger Effective Date; and (vi) solely for the purposes of Section 12.3(iv) hereof, and solely to the extent that STOCKHOLDERS actually incur liability under the 1933 Act, the Exchange Act or any other federal or state securities laws, the representations and warranties set forth herein shall survive for a period of three years from the Merger Effective Date, which shall be deemed to be the Expiration Date for purposes of this clause (vi).

  12.7      Sole Remedies.  The provisions of this Section 12 shall be the
            -------------
exclusive basis for assertion of claims against, or the imposition of liability on, the STOCKHOLDERS in connection with this Agreement and/or the transactions contemplated hereby, whether based on contract, tort, statute, or otherwise, except to the extent that any such claim or liability is based on intentional misstatement, fraud or misrepresentation by the STOCKHOLDERS.

 13.  TERMINATION OF AGREEMENT

  13.1      Termination by the Parties.  USFLORAL or STOCKHOLDERS may, by notice
            --------------------------
in the manner hereinafter provided on or before the Closing Date, terminate this Agreement if (i) a material default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur; (ii) the Registration Statement has not been declared effective by December 24, 1997; or (iii) the Merger has not been consummated on or prior to December 31, 1997. During the period from the Closing Date to the Merger Effective Date, this Agreement may only be terminated by the parties as provided in Section 5 hereof.

  13.2      Liquidated Damages.  If (i) the STOCKHOLDERS terminate this
            ------------------
Agreement after the satisfaction of the conditions set forth in Article 9, (ii) USFLORAL terminates this Agreement after the satisfaction of the conditions set forth in Article 10, (iii) the Merger fails to occur because of the default of the COMPANIES or the STOCKHOLDERS or (iv) the Merger fails to occur because of the default of USFLORAL, then, in the event of (i) or (iii), in addition to the other remedies available to USFLORAL in equity or expressly provided for in this Agreement, STOCKHOLDERS shall pay to USFLORAL the sum of $500,000 as liquidated damages; or, in the event of (ii) or (iv), in addition to the other remedies available to the STOCKHOLDERS in equity or expressly provided for in this Agreement, USFLORAL shall pay to the STOCKHOLDERS the aggregate sum of $500,000 as liquidated damages. It is hereby agreed that the damaged party's damages in the event of a termination or default by the other party hereunder are uncertain and impossible to ascertain and that the foregoing constitutes a reasonable liquidation of such damages and is intended not as a penalty but as liquidated damages.

 14.  NONCOMPETITION

  14.1  Prohibited Activities.  STOCKHOLDERS agree that for a period of two
        ---------------------
years following the Merger Effective Date, they shall not:

     (i) except as otherwise provided in this Section 14, engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Surviving Corporation or USFLORAL that involves the importing, brokerage, shipping or marketing of floral products, or any business engaging in the consolidation of the floral industry within the United States;

     (ii) call upon any person who is, at that time within the United States, an employee of USFLORAL or any subsidiary of USFLORAL in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of USFLORAL or such subsidiary;

     (iii) except as otherwise provided in this Section 14, call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of USFLORAL or any subsidiaries of USFLORAL, either of the COMPANIES or either of the COMPANIES' subsidiaries within the United States for the purpose of soliciting or selling floral products within the United States;

     (iv) call upon any prospective acquisition candidate, on their own behalf or on behalf of any competitor, which candidate was either called upon by any of them or for which any of them made an acquisition analysis for themselves or USFLORAL or any subsidiaries of USFLORAL, either of the COMPANIES or either of the COMPANIES' Subsidiaries; or

     (v) disclose customers, whether in existence or proposed, of either the COMPANIES (or either the COMPANIES' Subsidiaries) to any person, firm, partnership, corporation or business (other than UltraFlora, Multiflora or Artistry in Bloom, Inc.) for any reason or purpose whatsoever.

  Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit STOCKHOLDERS from (i) acquiring as an investment not more than one percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or in the over-the-counter market or (ii) engaging in any activity to which USFLORAL shall have provided its prior written consent. In addition, the foregoing covenants in this Section 14 shall not be deemed to prohibit any of the STOCKHOLDERS, who, as of the date hereof, has an interest, as an owner, operator, creditor, employee or otherwise, in (i) a retail floral business independent (except as a customer) of the COMPANIES or (ii) in UltraFlora, Artistry in Bloom, Inc. (or a new entity which replaces Artistry in Bloom, Inc. and conducts the same type of business as Artistry in Bloom, Inc., herein called the "Replacer") and Multiflora, as presently conducted (or to be conducted by the Replacer), from continuing to maintain such interest. However, the STOCKHOLDERS may not maintain any interest in UltraFlora, Artistry in Bloom Company or Multiflora if any such company is in direct competition with the COMPANIES in the importation of flowers into the United States (other than UltraFlora's activities as an importer of record for distribution to supermarkets, convenience stores and mass market retailers).

  14.2      Damages.  Because of the difficulty of measuring economic losses to
            -------
USFLORAL and the Surviving Corporation as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to USFLORAL and the Surviving Corporation for which they would have no other adequate remedy, STOCKHOLDERS agree that, in the event of a breach by them of the foregoing covenant, the covenant may be enforced by USFLORAL or the Surviving Corporation by, without limitation, injunctions and restraining orders.

  14.3      Reasonable Restraint.  It is agreed by the parties that the
            --------------------
foregoing covenants in this Section 14 impose a reasonable restraint on STOCKHOLDERS in light of the activities and business of USFLORAL on the date of the execution of this Agreement and the current and future plans of USFLORAL and the Surviving Corporation (as successor to the business of the COMPANIES).

  14.4  Severability; Reformation.  The covenants in this Section 14 are
        -------------------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

  14.5      Independent Covenant.  All of the covenants in this Section 14 shall
            --------------------
be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of STOCKHOLDERS against either of the COMPANIES, any COMPANIES' Subsidiary, the Surviving Corporation or USFLORAL, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants. It is specifically agreed that the period of two years stated above, shall be computed by excluding from such computation any time during which the STOCKHOLDERS are in violation of any provision of this Section 14 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action USFLORAL or the Surviving Corporation seeks to enforce the agreements and covenants of STOCKHOLDERS or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement, unless in each such case the STOCKHOLDER prevails in such action.

  14.6      Materiality.  STOCKHOLDERS hereby agree that this covenant contained
            -----------
in this Article 14 is a material and substantial part of this transaction.

 15.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

  15.1      STOCKHOLDERS.  STOCKHOLDERS recognize and acknowledge that they have
            ------------
in the past, currently have, and in the future may possibly have, access to certain confidential information of the COMPANIES, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANIES and the COMPANIES' business. Subject to the last sentence of Section 14.1, STOCKHOLDERS agree that they will not disclose any confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of USFLORAL, unless such information becomes known to the public generally through no fault of STOCKHOLDERS. In the event of a breach or threatened breach by STOCKHOLDERS of the provisions of this Section 15, USFLORAL and the Surviving Corporation shall be entitled to an injunction restraining STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting USFLORAL and the Surviving Corporation from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

  15.2      USFLORAL.  USFLORAL recognizes and acknowledges that it has in the
            --------
past, currently has, and prior to the Closing Date, will have access to certain confidential information of COMPANIES, such as lists of customers, operational policies, pricing and cost policies that are valuable, special and unique assets of the COMPANIES and the COMPANIES' business. USFLORAL agrees that it will not disclose any confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, prior to the Closing Date without prior written consent of the STOCKHOLDERS. In the event of a breach or threatened breach by USFLORAL of the provisions of this Section, STOCKHOLDERS shall be entitled to an injunction restraining USFLORAL from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting STOCKHOLDERS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

  15.3      Damages.  Because of the difficulty of measuring economic losses as
            -------
a result of the breach of the foregoing covenants in this Article 15, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, USFLORAL, the Surviving Corporation and STOCKHOLDERS agree that, in the event of a breach of any such covenant, the covenant may be enforced against them by injunctions and restraining orders.

 16.  LOCK-UP AGREEMENTS

  In connection with the IPO, for good and valuable consideration, the STOCKHOLDERS hereby irrevocably agree that for a period of 180 days after the date of the effectiveness (the "Effective Date") of the Registration Statement, as the same may be amended, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (except as contemplated in Section 4.2 hereof), directly or indirectly, any shares of USFLORAL Stock received as a result of the Merger or any securities received as a result of the Merger convertible into or exercisable or exchangeable for shares of USFLORAL Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the USFLORAL Stock received as a result of the Merger, whether or not any such transaction described in clause (i) or (ii) above is to be settled by delivery of USFLORAL Stock received as a result of the Merger or such other securities, in cash or otherwise without the prior written consent of the lead underwriter of the IPO. Each of the STOCKHOLDERS agrees that the foregoing shall be binding upon their transferees, successors, assigns, heirs, and personal representatives and shall benefit and be enforceable by the underwriters in the IPO. In furtherance of the foregoing, USFLORAL and its transfer agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this
Article 16.

 17.  FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON USFLORAL STOCK

  The STOCKHOLDERS acknowledge and agree that the shares of USFLORAL Stock to be delivered to the STOCKHOLDERS pursuant to this Agreement have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The STOCKHOLDERS represent and warrant that the USFLORAL Stock to be acquired by STOCKHOLDERS pursuant to this Agreement is being acquired solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

  17.1      Compliance with Law.  Each of the STOCKHOLDERS covenants, warrants
            -------------------
and represents that none of the shares of USFLORAL Stock issued to such STOCKHOLDER will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC and except as contemplated by Section 4.2 hereof.

  17.2      Economic Risk; Sophistication.  Each of the STOCKHOLDERS represents
            -----------------------------
and warrants that he or it is able to bear the economic risk of an investment in USFLORAL Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. Each of the STOCKHOLDERS further represents and warrants that he or it (i) fully understands the nature, scope and duration of the limitations on transfer contained in this Agreement and (ii) has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect his or its own interests in connection with the acquisition of the USFLORAL Stock. Each STOCKHOLDER represents and warrants that he or it has had an adequate opportunity to ask questions and receive answers from the officers of USFLORAL concerning any and all matters relating to the acquisition of USFLORAL Stock as contemplated by this Agreement including, without limitation, the background and experience of the officers and directors of USFLORAL, the plans for the operations of the business of USFLORAL, and any plans for additional acquisitions and the like. Each STOCKHOLDER has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to his or its satisfaction.

 18.  SECURITIES LEGENDS

  The certificates evidencing the USFLORAL Stock to be received by the STOCKHOLDERS hereunder will bear a legend substantially in the form set forth below and containing such other information as USFLORAL may deem appropriate:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE
     SECURITIES OR BLUE SKY LAWS.   SUCH SHARES HAVE BEEN ACQUIRED FOR
     INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE 1933 ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO USFLORAL) OF COUNSEL SATISFACTORY TO USFLORAL, SUCH REGISTRATION IS NOT REQUIRED.

In addition, such certificates shall also bear such other legends as counsel for USFLORAL reasonably determines are required under the applicable laws of any state.

 19. GENERAL

      19.1 Cooperation.  STOCKHOLDERS and USFLORAL shall each deliver or cause
           -----------
to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. STOCKHOLDERS will cooperate and use their best efforts to have the present officers, directors and employees of each of the COMPANIES cooperate with USFLORAL on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

      19.2 Successors and Assigns.  This Agreement and the rights of the parties
           ----------------------
hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of USFLORAL, and the heirs and legal representatives of the STOCKHOLDERS.

      19.3 Entire Agreement.  This Agreement (including the schedules, exhibits
           ----------------
and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among STOCKHOLDERS, the COMPANIES, USFLORAL and NEWCO and supersede any prior agreement and understanding relating to the subject matter of this Agreement (other than that certain letter agreement among USFLORAL, the COMPANIES and the STOCKHOLDERS dated July 23, 1997 which remains in full force and effect). This Agreement, upon execution, constitutes a valid and binding agreement on the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by STOCKHOLDERS (subject to the limitations set forth below), the COMPANIES, USFLORAL and NEWCO acting through their respective officers, duly authorized by their respective Boards of Directors; provided, that the STOCKHOLDER who owns a majority of the outstanding shares of capital stock of FLOWTRAD shall have the authority to approve and execute any amendment to this Agreement on behalf of all of the STOCKHOLDERS and without the necessity of such majority STOCKHOLDER obtaining consent or authorization from any other STOCKHOLDER, unless such amendment relates to any representation of warranty made by a STOCKHOLDER other than such majority STOCKHOLDER which may only be amended by the written agreement of such person.

      19.4 Counterparts.  This Agreement may be executed simultaneously in two
           ------------
or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      19.5 Brokers and Agents.  Each party represents and warrants that it
           ------------------
employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

      19.6 Expenses.  Whether or not the transactions herein contemplated shall
           --------
be consummated, USFLORAL will pay the fees, expenses and disbursements of USFLORAL and NEWCO and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated shall be consummated, the COMPANIES will pay the fees, expenses and disbursements of STOCKHOLDERS and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by STOCKHOLDERS and the COMPANIES under this Agreement.

      19.7 Notices.  All notices of communication required or permitted
           -------
hereunder shall be in writing and shall be given by overnight courier service or by delivering the same in person as follows:

       (a)     If to USFLORAL or NEWCO, addressed to them at:
               3500 Whitehaven Parkway
               Washington, D.C.
               Attention:  Robert Poirier

               with a required copy to:

               John S. Fletcher, Esq.
               Morgan, Lewis & Bockius LLP
               5300 First Union Financial Center
               200 South Biscayne Boulevard
               Miami, Florida  33131-2339

       (b)     If to STOCKHOLDERS, addressed to them at:
               1950 Northwest 89th Place
               Miami, Florida  33172

               with a required copy to:

               Bernard Jacobson, Esq.
               Holland & Knight LLP
               701 Brickell Avenue
               Miami, Florida  33131

  19.8 Governing Law.  This Agreement shall be construed in accordance with the
       -------------
laws of the State of Delaware.

  19.9 Exercise of Rights and Remedies.  Except as otherwise provided herein, no
       -------------------------------
delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

  19.10  Time.  Time is of the essence with respect to this Agreement.
         ----

  19.11  Reformation and Severability.  In case any provision of this Agreement
         ----------------------------
shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

  19.12        Remedies Cumulative.  No right, remedy or election given by any
               -------------------
term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

  19.13  Captions.  The headings of this Agreement are inserted for convenience
         --------
only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                       "USFLORAL"

                       USA FLORAL PRODUCTS, INC.


                       By /s/ Robert J. Poirier
                          ---------------------------------------------
                       Name:  Robert J. Poirier
                       Title: President/CEO



                       "NEWCO"

                       FT ACQUISITION CORPORATION


                       By /s/ Robert J. Poirier
                          ---------------------------------------------
                       Name:  Robert J. Poirier
                       Title: President


                       "COMPANIES"

                       FLOWER TRADING CORPORATION


                       By /s/ Gustavo Moreno
                          ---------------------------------------------
                       Name:  Gustavo Moreno
                       Title: President

                       FLOWTRAD CORPORATION N.V.


                       By /s/ Gustavo Moreno
                          ---------------------------------------------
                       Name:  Gustavo Moreno
                       Title: President


                       "STOCKHOLDERS"


                       /s/ Gustavo Moreno
                          ---------------------------------------------
                       Gustavo Moreno


                       /s/ Alvaro McAllister
                          ---------------------------------------------
                       Alvaro McAllister


                       SEACROSS TRADING, INC.


                       By /s/ Alvaro McAllister
                          ---------------------------------------------
                       Name:  Alvaro McAllister
                       Title: President

                                    ANNEXES

ANNEX I     [Certificate of Merger]
ANNEX II    [Calculation and Composition of Consideration]
ANNEX III   [Employment Agreement]

                                   SCHEDULES

Schedule 6.1       [Due Organization]
Schedule 6.3       [Capitalization]
Schedule 6.6       [Subsidiaries]
Schedule 6.7       [Predecessor Status]
Schedule 6.9       [Financial Statements]
Schedule 6.10      [Liabilities and Obligations]
Schedule 6.11      [Accounts and Notes Receivable]
Schedule 6.12      [Permits and Intangibles]
Schedule 6.13      [Real and Personal Property]
Schedule 6.14      [Material Contracts and Commitments]
Schedule 6.16      [Insurance]
Schedule 6.17      [Officers, Directors and Employees Compensation]
Schedule 6.18      [Employee Plans]
Schedule 6.19      [ERISA Matters]
Schedule 6.20      [Conformity with Law]
Schedule 6.22      [Required Consents]
Schedule 6.24      [Changes Since Balance Sheet Date]
Schedule 6.25      [Deposit Accounts; Powers of Attorney]
Schedule 7.6       [Other Agreements]
Schedule 10.10     [Additional Liabilities and Obligations]
Schedule 10.11     [Additional Contracts]
Schedule 11.1      [Guarantees to be Released]